SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported)
                                  June 3, 1999


                             CABLETRON SYSTEMS, INC
                             ----------------------
               (Exact name of Registrant as Specified in Charter)

       DELAWARE                    0-10228                       04-2797263
       --------                    -------                       ----------
(State or Other Jurisdiction  (Commission File                (I.R.S. Employer
of Incorporation)                  Number)                   Identification No.)


                35 Industrial Way, Rochester, New Hampshire 03867
              (Address of principal executive offices and Zip Code)


       Registrant's telephone number, including area code: (603) 332-9400



Item 5.  Other Events.

On June 3, 1999, Cabletron Systems, Inc. (the "Company") announced that Craig R. Benson resigned as Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer, effective immediately. Mr. Benson remains a member of the Board of Directors. In addition, the Company's Board of Directors elected Piyush Patel as Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

Attached is a copy of the June 4, 1999 press release which the Company issued.


FOR IMMEDIATE RELEASE

CABLETRON ELECTS PIYUSH PATEL
PRESIDENT, CEO AND CHAIRMAN

Founder Craig Benson to Leave Company, Citing Need for Patel's Leadership In New Growth Markets

ROCHESTER, NH - June 4, 1999 - Cabletron System (NYSE: CS) today announced that Piyush Patel has been elected president, chief executive officer, and chairman of the board of directors, effective immediately.

Patel, 43, formerly CEO of YAGO Systems, a closely held company that Cabletron acquired in 1998, succeeds Craig R. Benson, 46, who resigned as chairman, president, and CEO. Patel has led Cabletron's research and development team as senior vice president of worldwide engineering. Benson will remain a Cabletron director.

Benson, who co-founded Cabletron in 1983 and grew the company to $1.4 billion in sales, said, "I rejoined Cabletron in 1998 to bring focus to the company, positioning us for continued leadership in the enterprise and service provider markets. Now that we've met this objective, I believe that it is time for me to step aside and turn the reins over to someone who can lead the company into the new millennium. Piyush Patel is that person. He brings demonstrated technology leadership from YAGO, a customer-focus, and a West Coast entrepreneurial spirit. These qualities are all vital to Cabletron's future success and growth."

Patel said, "My goal is to expand Cabletron's leadership in the enterprise, and aggressively expand our efforts in hot new growth markets, including service providers and the market for converged voice, video, and data networking solutions. I share Craig's passion for the customer and will continue the growth initiatives we outlined under Project Ignition. Cabletron has all the ingredients for future success, including an extremely loyal customer base, talented employees, and award-winning technologies. I look forward to the challenges ahead."

As CEO of YAGO Systems, Patel led one of the industry's most successful and innovative start-up companies. Under his leadership, YAGO pioneered the field for layer-3 switching, allowing customers to transition from older, software-based routing technology to hardware-based switching. YAGO was named by Data Communications Magazine as one of the top 25 hot startups, and as Network World's company to watch.

At Cabletron, Patel has been instrumental in shaping the company's strategy for new growth markets, including the service provider segment. Most notably, Patel was responsible for the successful development, marketing and sales of the SmartSwitch Router which, according to the Dell'Oro group is now number one in Layer 3 LAN switching for ports shipped.

Over the past 20 years, Patel has served in various technical and management roles at companies including Intel, Sun Microsystems, MIPS Systems, QED, and YAGO Systems. At these companies, Patel had a key role in strategic marketing and business development, driving product definition and business partnerships, and successfully bringing to market numerous microprocessors. He also had a leadership role in the development of key microprocessors, including Intel's x86 and related chips, and Sun's UltraSparc processors. Patel earned his Master's degree in Computer Engineering from the University of Wisconsin-Madison in 1980.

####



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CABLETRON SYSTEMS, INC.



Date:  June 16, 1999             By:/s/ DAVID J. KIRKPATRICK
                                        --------------------
                                        Corporate Executive Vice President
                                        of Finance  and Chief Financial Officer